                                                                    EXHIBIT 4.69

[CLIFFORD CHANCE LOGO]                                            CONFORMED COPY

             ------------------------------------------------------

                   AGREEMENT FOR THE CREATION OF A PLEDGE OVER
                   THE SHARES OF MARCONI COMMUNICATIONS S.P.A

             ------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                           PAGE
1.   Recitals And Definitions..................................................    6
2.   Creation Of A Pledge Over Shares Of The Company...........................    8
3.   Secured Obligations.......................................................    9
4.   Validity Of The Security..................................................   10
5.   Perfection Of The Pledge Over Shares......................................   10
6.   Pledgor's Representations And Warranties..................................   10
7.   Right To Receive Dividends And Voting Rights..............................   11
8.   Share Capital Increases...................................................   12
9.   Assignments, Transfers Or Amendments......................................   12
10.  Pledgor's Undertakings....................................................   14
11.  Enforcement Of The Pledge.................................................   15
12.  Security Trustee..........................................................   15
13.  Release Of The Pledge.....................................................   16
14.  Election Of Domicile And Notices..........................................   16
15.  Miscellaneous.............................................................   18
16.  Governing Law And Jurisdiction............................................   18
17.  Expenses, Costs And Taxes.................................................   18
Schedule A1....................................................................   20
Schedule A2....................................................................   23
Schedule B.....................................................................   26
Schedule C.....................................................................   27
Schedule D.....................................................................   32
Schedule E.....................................................................   33
Schedule F.....................................................................   34

By this Agreement

                                     BETWEEN

(1) Marconi Holdings S.p.A. (the "PLEDGOR"), a company incorporated in Italy, with registered office at Genova, via Ambrogio Negrone, 1, with share capital equal to E26,248,560.00, registered under No./Tax Code 00891140154 of the Companies' Register of Genova, represented, severally, by Mary Angela Skelly, born in London, UK, on 11 January 1961; Kevin David Smith, born in Birmingham, UK, on 13 July 1962; Craig George Donaldson, born in Dunfermline, Scotland, on 30 July 1969; Thomas Charles Ryley Shepherd, born in Hereford, UK, on 8 August 1967; William Edwin Johnson, born in Poole, UK, on 31 July 1969; Christopher Charles Holden, born in Leeds, UK, on 12 November 1948, duly authorised by virtue of a power of attorney executed on 15 May 2003

                                       AND

(2) The Law Debenture Trust Corporation p.l.c. (the "SECURITY TRUSTEE"), a company incorporated in England and Wales, with registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, with share capital equal to L5,000,000, registered under No. 01675231 oF the Companies' Register of England and Wales, Tax code 374/1167019320/A, which participates in the execution of this Agreement on its own behalf as Secured Creditor and also as common representative (mandatario con rappresentanza) in the name and on behalf of the other Secured Creditors (as defined below) pursuant to the power conferred on it under Clause 6.5 (Declaration of Trust and Appointment as Administrator (Italy)) of the Security Trust and Intercreditor Deed (as defined below), represented by Richard David Rance, born in Amersham on 30 September 1955, duly authorised by virtue of a resolution of the board of directors of the Security Trustee dated 30 August 2002;

                                     WHEREAS

(A) Law Debenture Trust Company of New York, as "Senior Note Trustee" and, among others, Marconi Corporation plc as "Issuer" executed on or about 19 May 2003 an indenture denominated "Senior Note Indenture" (this indenture, as from time to time amended, will be referred to below as the "SENIOR NOTE INDENTURE"), under which Marconi Corporation plc issued or will issue US dollar 717,139,584 notes (these notes will be referred to below as the "SENIOR NOTES"). Schedule A1 to this Agreement contains a table summarising the main financial terms of the Senior
         Note Indenture.

(B) JPMorgan Chase Bank, as "Junior Note Trustee" and, among others, Marconi Corporation plc as "Issuer" executed on or about 19 May 2003 an indenture denominated "Junior Note Indenture" (this indenture, as from time to time amended, will be referred to below as the "JUNIOR NOTE INDENTURE"), under which Marconi Corporation plc issued or will issue US dollar 486,881,472 notes (these notes will be referred to below as the "JUNIOR NOTES"). Schedule A2 to this Agreement contains a table summarising the main financial terms of the Junior Note Indenture.

(C) HSBC Bank plc, as "Agent" and "Security Trustee", and certain financial institutions as "Banks" have made available to Marconi Bonding Limited as "Applicant" a committed multicurrency revolving facility for the issue of bonds in an aggregate amount equal to L50,000,000 pursuant to a facility agreement executed on 27 March 2003 (the "NEW BONDING FACILITY AGREEMENT") between HSBC Bank plc, the financial institutions defined in that agreement as "Banks" and as "Issuing Banks" (together, the "BONDING FINANCE PARTIES"), Marconi Bonding Limited as "Applicant", Marconi Corporation plc as "Company" and certain other companies of the Marconi Group (as defined below) as "Indemnifying Companies" (together, the "BONDING OBLIGORS").

(D) The New Bonding Facility Agreement has been made available for the purpose of supporting the obligations owed by the Bonding Obligors to third parties where such obligations are incurred in the ordinary course of the Marconi Group's trade or business but not for the purpose of supporting any obligation of the members of the Marconi Group under the Indentures (as defined below).

(E) Under the New Bonding Facility Agreement, each Indemnifying Company (as defined therein) undertakes to indemnify the relevant Issuing Bank (as defined therein) against any cost, loss or liability incurred by that Issuing Bank in acting as the Issuing Bank under any Bond (as defined in the New Bonding Facility Agreement) granted in favour of the Pledgor.

(F) Schedule B, Part I, to this Agreement contains the list of the New Bonding Facility Banks and the New Bonding Facility Agent to the New Bonding Facility Agreement. Schedule B, Part II, to this Agreement contains a table summarising the main financial terms of the New Bonding Facility Agreement.

(G) The Notes (as defined below) have been issued under the terms of the Indentures, as described in Schedules A1 and A2 and the New Bonding Facility Agreement has been granted subject to, among other things, the granting of the pledge over shares under this Agreement.

(H) Each of the companies listed under Schedule C, Part I, of this Agreement as "Guarantor" (and among them the Pledgor) have guaranteed, by executing on or about 19 May 2003 a guarantee denominated "Senior Note Guarantee" (the "SENIOR GUARANTEE"), the obligations of the Issuer under the Senior Note Indenture and the Senior Notes.

(I) Each of the companies listed under Schedule C, Part I, of this Agreement as "Guarantor" (and among them the Pledgor) have guaranteed, by executing on or about 19 May 2003 a guarantee denominated "Junior Note Guarantee" (the "JUNIOR GUARANTEE"), the obligations of the Issuer under the Junior Note Indenture and the Junior Notes.

(J) Each of the companies listed under Schedule C, Part II, of this Agreement as "Guarantor" (and among them the Pledgor) have guaranteed by executing on or about 19 May 2003 a guarantee denominated the Composite Guarantee (the "COMPOSITE GUARANTEE" and, together with the Senior Guarantee and the Junior Guarantee, collectively, the "GUARANTEES"), among other things, certain obligations under the New Bonding Facility Agreement, the Security Trust and Intercreditor Deed, as defined below, and any Security Documents.

(K) The aggregate of the obligations of the Pledgor as guarantor under the Guarantees are limited under the Security Trust and Intercreditor Deed to the higher of:

         (1) an amount corresponding to the Net Worth (as defined below) of the Pledgor, as resulting from its last approved financial statements at the time it executes or accedes to the Guarantees; and

         (2) an amount corresponding to the Net Worth (as defined below) of the Pledgor, as resulting from its most recent approved financial statements at the time the Guarantees are enforced.

         "NET WORTH" means, for the purposes of this clause, the total value of the "Patrimonio Netto" of the Pledgor pursuant to the definition of
         Article 2424 of the Italian Civil Code.

(L) Marconi Corporation plc and, among others, The Law Debenture Trust Corporation plc, executed on or about 19 May 2003 an agreement denominated "Escrow Agreement", under which Marconi Corporation plc has established certain escrow accounts which HSBC Bank plc as "Escrow Bank" for the deposit of certain amounts in order to fund the mandatory redemption of some or all of the Notes (as defined below) and to satisfy certain obligations on the Existing Performance Bond as defined in the Escrow Agreement

(M) The Law Debenture Trust Corporation p.l.c. as "Security Trustee", Law Debenture Trust Company of New York as "Senior Note Trustee", JPMorgan Chase Bank as "Junior Note Trustee", Marconi Corporation plc as "Issuer" and, among others, the Pledgor as "Guarantor", executed on or about 19 May 2003 a security trust and intercreditor deed to regulate, among other things, the ranking of secured liabilities, the powers of the Security Trustee, and the enforcement of the security interests (the "SECURITY TRUST AND INTERCREDITOR DEED").

(N) The Security Trust and Intercreditor Deed, the New Bonding Facility Agreement and the Guarantees will be referred to below as the "SECURED CONTRACTS".

(O) The Pledgor owns 1,000,000 shares of Marconi Communications S.p.A. (the "COMPANY"), a company incorporated in Italy, with registered office at via Lodovico Calda 5, Genova, Italy, with share capital fully paid up equal to Euro 15,000,000.00, registered with the Companies Register held at Genova C.C.I.A.A. under No. 01168770996, Tax code and VAT No. 01168770996; with an aggregate nominal value equal to Euro 15,000,000.00, representing 100% of the share capital of the Company.

(P) In relation to the above, the Pledgor intends to grant in pledge, and hereby so grants in pledge, 1,000,000 shares of the Company, equal to 100% of the share capital of the Company (the "PLEDGED SHARES", a term which includes all newly issued shares of the Company from time to time following increases in the share capital of the Company, which will be subject to the pledge created by this Agreement under Article 8 below), jointly and on a pro-indiviso basis in favour of the Secured Creditors (as defined below), as security for the Secured Obligations (as defined below).

                   THIS BEING AGREED, it is agreed as follows:

1.       RECITALS AND DEFINITIONS

1.1 The Recitals and Schedules are an integral and substantial part of this Agreement.

1.2 The terms defined in the Security Trust and Intercreditor Deed have the same meaning where used capitalised in this Agreement, unless otherwise agreed or specified or the context otherwise requires.

1.3 Headings in this Agreement are for ease of reference only and do not affect its interpretation.

1.4 Unless the context requires otherwise, every reference in this Agreement to an Article, Paragraph or Schedule will refer to an article, paragraph or schedule to or of this Agreement.

1.5 Notwithstanding any provision to the contrary contained herein, the parties agree that this Agreement is subject in all respects to the terms of the Security Trust and Intercreditor Deed and for the avoidance of doubt, in the event of any inconsistency, the provisions of the Security Trust and Intercreditor Deed shall prevail, subject however to the application of the mandatory provisions of Italian law.

1.6 The parties hereto each acknowledge that the Security Trustee, when acting hereunder, shall be acting in accordance with and subject to the terms of the Security Trust and Intercreditor Deed.

1.7      In this Agreements the term:

         1.7.1 "BONDING FACILITY ENFORCEMENT EVENT" shall mean the occurrence of both of the following circumstances:

                  (a) an acceleration of any Secured Obligations arising under the New Bonding Facility Agreement or any declaration that any Secured Obligations arising under the New Bonding Facility Agreement are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the New Bonding Facility Agreement) or any failure by any Obligor to pay any principal amount in respect of any Secured Obligations arising under the New Bonding Facility Agreement whether on maturity or otherwise; and

                  (b) the Security Trustee, in accordance with the terms of the Security Trust and Intercreditor Deed, having taken any step or steps to enforce this Agreement following the occurrence of an Enforcement Event.

         1.7.2 "BUSINESS DAY" means a day (other than Saturday or Sunday) on which commercial banks are open for general business in London, New York and Milan;

         1.7.3 "ENFORCEMENT EVENT" means the acceleration of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) or any declaration that any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) are prematurely due and payable (other than solely as a result of it becoming unlawful for a Secured Creditor to perform its obligations under the Secured Contracts) or any failure by any Obligor to pay any principal amount in respect of any Secured Obligations (other than Secured Obligations arising under the New Bonding Facility Agreement) whether on maturity or otherwise;

         1.7.4 "EVENT OF DEFAULT" has the meaning given to such term in the Security Trust and Intercreditor Deed;

         1.7.5    "INDENTURES" means the Senior Note Indenture and the Junior
                  Note Indenture collectively and "INDENTURE" means either of them;

         1.7.6 "ITALIAN CIVIL CODE" means the Italian civil code, as approved by Royal Decree no. 262 of 16 March 1942, as subsequently amended and supplemented;

         1.7.7 "MARCONI GROUP" means Marconi Corporation plc and all of its direct or indirect subsidiaries;"

         1.7.8 "NOTE TRUSTEES" means the Senior Note Trustee and the Junior Note Trustee collectively and "NOTE TRUSTEE" means either of them;

         1.7.9 "NOTES" means the Senior Notes and the Junior Notes, collectively;

         1.7.10 "OBLIGOR" means each of the Issuer and the Guarantors as defined in the Security Trust and Intercreditor Deed;

         1.7.11 "SECURED CREDITORS" means The Law Debenture Trust Corporation p.l.c. with registered office at Fifth Floor, 100 Wood Street, London EC2V 7EX, England, in its capacity as Security Trustee; any Receiver or Delegate; The Bank of New York with registered office at One Wall Street, New York, New York, 10286, USA, in its capacity as Depositary, as Senior Noteholder (as defined in the Senior Guarantee) (for such time as it is the holder of the Global Senior Notes, as such term is defined in the Senior
                  Note Indenture), as Junior Noteholder (as defined in the Junior Guarantee) (for such time as it is the holder of the Global Junior Notes, as such term is defined in the Junior
                  Note Indenture), as the Paying Agent and as the Registrar; Law Debenture Trust Company of New York with registered office at 767 Third Avenue, 31st Floor, New York, New York, 10017, USA, in its capacity as the Senior Note Trustee (for itself and as trustee for the holders of the Senior Notes); JPMorgan Chase Bank acting through an office at Trinity Tower, 9 Thomas More Street, London, E1W 1YT, in its capacity as the Junior Note Trustee (for itself and as trustee for the holders of the Junior Notes); HSBC Bank plc, with registered office at City Corporate Banking Centre, 27-32 Poultry, London EC2P 2BX, England, in its capacity as Escrow Bank; the New Bonding Facility Agent and each of the New Bonding Facility Banks (as defined in the Security Trust and Intercreditor Deed and as set forth in Schedule B Part 1); and their assignees ("cessionari") and/or successors ("successori") whether universal ("a titolo universale") or singular ("a titolo particolare");

         1.7.12   "SECURED OBLIGATIONS" has the meaning specified in Article 3;

         1.7.13 "SECURITY TRUSTEE" means The Law Debenture Trust Corporation p.l.c. (and any Delegate pursuant to Clause 16 (Delegation and Additional Security Trustee) of the Security Trust and Intercreditor Deed), appointed by the Secured Creditors pursuant to the Security Trust and Intercreditor Deed, to act as common representative ("mandatario con rappresentanza") for the purpose of entering into this Agreement on their behalf and undertaking any other actions and exercising any right, remedy, power and discretion in relation to the creation, perfection, maintenance, enforcement and release of the security created by this Agreement;

         1.7.14 "SECURITY" means any security granted by the Pledgor, as of the date of this Agreement, in favour of the Secured Creditors or some of them in relation to the Secured Contracts; and

         1.7.15 "TRANSACTION SECURITY" means any Guarantee guaranteeing the payment of the Secured Obligations and the security created or expressed to be created in favour of the Security Trustee or any Secured Creditor under the Security Documents as defined in the Security Trust and Intercreditor Deed.

2.       CREATION OF A PLEDGE OVER SHARES OF THE COMPANY

2.1 The Pledgor grants in pledge, jointly and on a pro-indiviso basis in favour of the Secured Creditors as security for the Secured Obligations (as defined in Article 3), the shares of the Company, described under Recital (O), i.e. 1,000,000 shares, with a nominal value equal to Euro
         15.00 each and an aggregate nominal value equal to Euro 15,000,000.00, representing in the aggregate 100% of the Company share capital, represented by the share certificate No. 3.

2.2      The pledge created by this Agreement covers:

         2.2.1    the Pledged Shares;

         2.2.2 all dividends, monies and other rights, assets or benefits from time to time ascribed or capable of being ascribed to the Pledged Shares or otherwise received or receivable in relation to the Pledged Shares during the period of validity of the pledge, in relation to or in exchange for the Pledged Shares;

         2.2.3 the pre-emptive rights ("diritti di opzione"), conversions, exchange and other rights, contractual or other, from time to time arising in relation to the Pledged Shares; as well as

         2.2.4 all profits or revenues deriving from the above, including any revenues or payments deriving from sale.

2.3 The pledge created by this Agreement also covers any increases in the Pledged Shares, for any reason (including, for example, increases in the nominal value or new shares deriving from share capital increases as a result of bonus issues or for consideration, owned by the Pledgor).

3.       SECURED OBLIGATIONS

3.1 The pledge created by this Agreement jointly secures, for their entire value, and without there being any requirement to previously request payment from, or enforce any other security against ("senza beneficio della preventiva escussione"), the Pledgor as a guarantor under the Guarantees, all rights and claims, existing and future, of the Secured Creditors arising vis a vis the Pledgor under the Secured Contracts.

3.2      Notwithstanding Paragraph 3.1 above, it is understood that:

         3.2.1 in respect of Secured Obligations owed by the Pledgor in its capacity as guarantor (i.e. as person guaranteeing third parties' obligations or committing itself to perform third parties' obligations or covenanting to pay third parties' obligations) under any of the Secured Contracts, the aggregate amount of such Secured Obligations under any and all Security will be subject to the limitation applied to the Guaranteed Obligations in the Security Trust and Intercreditor Deed as indicated in Recital (K) above; and

         3.2.2 in respect of any Secured Obligations owed by the Pledgor other than in its capacity as guarantor (as detailed in Paragraph 3.2.1 above), the aggregate amount of such Secured Obligations under any and all Security will not be subject to any limitation.

3.3 It is understood that any parallel debt obligation, covenant to pay obligation or commitment to perform obligation of the Pledgor (including, by the way of example, the obligations under Clauses 3.1, 6.3 and 8.4 of the Security Trust and Intercreditor Deed) are subject to the same limitations indicated in Paragraph 3.2 above in connection with the nature of the obligations they refer to; that is,

         3.3.1 if the parallel debt obligation, covenant to pay obligation or commitment to perform obligation refers to Secured Obligations owed by the Pledgor in its capacity as guarantor as detailed in Paragraph 3.2.1 above, the limitations indicated in Paragraph 3.2.1 shall apply; and

         3.3.2 if the parallel debt obligation, covenant to pay obligation or commitment to perform obligation refers to Secured Obligations owed by the Pledgor other than in its capacity as guarantor as detailed in Paragraph 3.2.1 above, the limitations indicated in Paragraph 3.2.1 shall not apply.

3.4 The pledge created by this Agreement also secures, equally ("in pari grado") with the other claims referred to in this Article, any credit of the Secured Creditors vis-a-vis the Pledgor arising under the Secured Contracts as a consequence of the provision of any facilities to be granted by the Secured Creditors in excess of those already provided under the Secured Contracts, or after their maturity as originally provided in the Secured Contracts, or after notice of termination of these contractual relationships.

3.5 The claims which are secured by the pledge created by this Agreement are referred to as the "SECURED OBLIGATIONS".

4.       VALIDITY OF THE SECURITY

4.1 The pledge created by this Agreement will remain in force in its entirety notwithstanding any partial repayment or satisfaction of the Secured Obligations, until the Secured Obligations are satisfied in full, and, unless previously released pursuant to Article 13, until the relative payments made by the Pledgor, if any, are: (i) not capable of being declared null or voidable, or (ii) no longer subject to being declared unenforceable, ineffective or reduced as a consequence of bankruptcy claw-back ("revocatoria fallimentare") as the relevant hardening periods provided for under Article 65 or 67 of the Italian Bankruptcy Law (R.D., 16 March 1942, No. 267) have expired.

4.2 The pledge created by this Agreement is in addition to any other security or guarantee of which the Security Trustee may or will have the benefit now or in the future in respect of all or some of the Secured Obligations.

4.3 The pledge created by this Agreement will remain in full force and effect notwithstanding any subsequent amendments to the Secured Contracts or to the Secured Obligations, including, for example, any extension of the terms of repayment, partial or total assignment or transfer of the Secured Contracts or of the Secured Obligations, or any other amendments to the terms and conditions applicable under the Secured Contracts or under the Secured Obligations.

5.       PERFECTION OF THE PLEDGE OVER SHARES

5.1      The Pledgor, on the date of this Agreement, must:

         5.1.1 endorse the share certificates which represent the Pledged Shares, by way of security in favour of the Security Trustee; this endorsement must be certified by a Notary, and must be in the form set out in Schedule D;

         5.1.2 deliver the share certificates which represent the Pledged Shares to the Security Trustee or a Delegate, as custodian of the assets granted in pledge;

         5.1.3 procure that the Company will annotate the pledge created by this Agreement in the Shareholders' Register ("Libro dei Soci") of the Company in the form set out in Schedule E; and

         5.1.4 procure that the Company delivers, within 10 (ten) Business Days from the annotation under Paragraph 5.1.3, to the Security Trustee a notarised copy or a notarised extract of the annotated pages of the Shareholders' Register of the Company.

6.       PLEDGOR'S REPRESENTATIONS AND WARRANTIES

6.1 The Pledgor represents and warrants as of the date of this Agreement to the Security Trustee that:

         6.1.1 the Pledgor is the sole legal and beneficial owner of the Pledged Shares free from any Security (as such term is defined in the Security Trust and Intercreditor Deed) except as created by this Agreement; and

         6.1.2    the Pledged Shares are fully paid up.

7.       RIGHT TO RECEIVE DIVIDENDS AND VOTING RIGHTS

7.1 Without prejudice to Paragraph 2.2.2, the Security Trustee consents that the dividends attached to the Pledged Shares are paid to the Pledgor, but upon the occurrence of an Enforcement Event and at any time thereafter while such Enforcement Event is continuing and upon receipt by the Pledgor and the Company of the notice mentioned in Paragraph 7.5, this consent will be revoked and any dividend payable in relation to the Pledged Shares (even if already resolved) must be paid to the Security Trustee on behalf of the Secured Creditors.

7.2 The Secured Creditors and, to the extent necessary, the Security Trustee waive the right to exercise the voting rights at the shareholders' meetings of the Company attached to the Pledged Shares. These voting rights are therefore exercisable by the Pledgor. However, upon the occurrence and during the continuation of an Enforcement Event and upon receipt by the Pledgor and the Company of the notice mentioned in Paragraph 7.5, such waiver will be deemed as revoked and the right to exercise voting rights may be exercised only by the Security Trustee.

7.3 As long as the Pledgor is entitled, in accordance with this Agreement, to exercise the voting rights attaching to the Pledged Shares, the Security Trustee, upon request of the Pledgor, will issue or provide for the issuance of the tickets of admission ("biglietti di ammissione") necessary for the participation of the Pledgor in the shareholders' meetings of the Company, in the form described in Schedule F, at least 5 (five) Business Days in advance of the meeting. The request of the Pledgor must be forwarded to the Security Trustee together with the copy of the notice convening the shareholders' meeting at which the Pledgor intends to participate.

7.4 Pursuant to Paragraph 7.2, in the event that a shareholders' meeting (which has been convened or which will be held as "totalitaria") of the Company is called to discuss an issue on the agenda that, if approved, would constitute a Default or an Event of Default under the Indentures (as such terms are defined in the Indentures), the Secured Creditors' waiver of the right to exercise voting rights will be automatically revoked.

7.5 Upon receiving instructions pursuant to the Security Trust and Intercreditor Deed, the Security Trustee will notify the Pledgor and the Company of the occurrence and the continuation of an Enforcement Event which pursuant to the above provisions, gives the Secured Creditors the right to receive dividends or to exercise the voting rights.

7.6 The notice from the Security Trustee mentioned in Paragraph 7.5 can no longer be transmitted if, before it is sent, all Secured Obligations have been indefeasibly paid in full and in such case the right to receive dividends and to exercise voting rights at the shareholders' meetings of the Company will remain with the Pledgor.

7.7 The transfer of voting rights for shareholders' meetings will be valid and effective for any meeting held after the issuance of the above-mentioned notice by the Security Trustee, or as of the meeting in which the notice is delivered, and the transfer of the right to receive dividends will apply to every dividend actually paid by the Company after the issuance of the above-mentioned notice, even if the dividends had been approved by a shareholders' meeting beforehand.

8.       SHARE CAPITAL INCREASES

8.1 In the event of an increase in share capital of the Company, whether as a result of bonus issues ("aumento gratuito") or for consideration ("aumento a pagamento"), the pledge created by this Agreement over the Pledged Shares will cover the shares assigned to the Pledgor or subscribed by the Pledgor as a result of the increase in share capital.

8.2 Without prejudice to the provisions contained in Article 10, in the event that the Company merges with another company, the pledge created by this Agreement will also cover any quotas, shares, or other securities or consideration, which may be assigned to the Pledgor following the merger by the other company, whether the latter is a newly created entity or the incorporating company, in exchange for the Pledged Shares.

8.3      The Pledgor must ensure that:

         8.3.1 the pledge over the Pledgor's newly issued shares, to which the parties to this Agreement hereby expressly agree that the pledge created by this Agreement extends, is annotated in the Company's Shareholders' Register, substantially in the form described in Schedule E;

         8.3.2 a notarised copy of the pages of the Shareholders' Register evidencing the above annotation, is delivered to the Security Trustee;

         8.3.3 the certificates issued in respect of the newly issued shares are deposited with the Security Trustee (or any appointed Delegate) as soon as practicable, in its capacity as custodian of the pledged assets. The share certificates relating to the newly issued shares, covered by this pledge, must be duly annotated with the pledge by the Company, in a form substantially analogous to that contained in Schedule E, at the same time as issue of the new shares; and

         8.3.4    as soon as practicable, in the event mentioned in Paragraph
                  8.2 above, (i) the pledge is annotated on the share certificates representing the shares assigned to the Pledgor following a merger, and these share certificates are delivered to the Security Trustee, and (ii) the pledge is annotated in the Shareholders' Register of the company which has issued and assigned quotas or shares to the Pledgor, and a notarised copy of the pages of the Shareholders' Register of this company evidencing this annotation is delivered to the Security Trustee.

8.4 The pledge of the Pledgor's shares resulting from future increases in the capital of the Company or mergers in accordance with the provisions of the above Paragraphs will be construed as forming part of the same pledge created by this Agreement, with the date of this Agreement and subject to the same provisions contained in this Agreement.

9.       ASSIGNMENTS, TRANSFERS OR AMENDMENTS

9.1 The Security Trustee may assign and transfer all or any of its rights and obligations under this Agreement in accordance with the Security Trust and Intercreditor Deed. The Security Trustee shall be entitled to disclose such information concerning the Pledgor, the Company and this Agreement as the Security Trustee considers appropriate to any actual or proposed direct or indirect successor or to any person to whom information may be required to be disclosed by any applicable law.

9.2 To the extent permitted under the Security Trust and Intercreditor Deed, any assignment or transfer of the Secured Contracts or of the Secured Obligations will be, and take effect as, an assignment or transfer of the contract ("cessione del contratto") and the assignment or transfer of the rights under the contract ("cessione del credito"), as the case may be, without novative effect ("efficacia novativa") on the contracts themselves or on the Secured Obligations existing at the time the assignment or transfer is perfected.

9.3 The Pledgor shall ensure that, if requested by the Security Trustee, the Company will annotate the Shareholders' Register with any assignment or succession of any of the Secured Creditors under the Secured Contracts or the Secured Obligations upon receipt of evidence of such assignment or succession. For the avoidance of doubt, when such assignment takes place on or after the exchange of all or any Global Senior Notes or Global Junior Notes for Definitive Registered Senior Notes or Definitive Registered Junior Notes (as the case may be), the Pledgor shall only be required to annotate the Shareholders Register using all commercially reasonable and practicable efforts (including annotating the assignment or succession by reference to a list if annotation on the Shareholders Register is not commercially reasonable). For the purposes of this Clause 9.3, the terms "Global Senior Notes", "Global Junior Notes", and "Definitive Registered Junior Notes" shall have the meanings given to such terms in the Senior Note Indenture and the Junior Note Indenture respectively.

9.4 The Pledgor also authorises the Security Trustee, if deemed necessary by the Security Trustee, to annotate, after the endorsement by way of security on the share certificates relating to the Pledged Shares, any assignment or substitution of any of the Secured Creditors under the Secured Contracts or the Secured Obligations.

9.5 Without prejudice to the Paragraphs above and to Article 10 below, the Pledgor confirms and accepts that the pledge created by this Agreement will remain in full force and effect and will be binding on the Pledgor, its successors and assignees even after any change in all or any of the Secured Contracts or in all or any of the Secured Obligations - to the extent such changes are made in compliance with the provisions of the Secured Contracts (including, without limitation, the extension of the facilities; the postponement of the terms of reimbursement of the outstanding amounts; or the accession to any of the Secured Contracts of any additional obligor), and to this purpose the Pledgor expressly agrees to the continuation of the pledge created by this Agreement, in case of changes in all or any of the Secured Contracts or in all or any of the Secured Obligations (including by way of novation of all or any of the Secured Contracts under English law).

9.6 The Pledgor undertakes to confirm in writing, if the Security Trustee so requests, its agreement to the provisions of the above Paragraphs of this Article 9, doing so either at the same time or before any change in all or any of the Secured Contracts or in any or all of the Secured Obligations - to the extent such changes are made in compliance with the provisions of the Secured Contracts.

9.7 Upon a change in all or any of the Secured Contracts or a change in all or any of the Secured Obligations, including, without limitation, the accession to any of the Secured Contracts of any additional obligor, the Pledgor must, if deemed necessary by the Security Trustee:

         9.7.1 execute a deed of confirmation, in a form deemed satisfactory by the Security Trustee, acting in good faith;

         9.7.2 procure that the Company annotates the change in the Shareholders' Register of the Company; and

         9.7.3 deliver to the Security Trustee a notarised copy of the pages of the Shareholders' Register of the Company showing the above annotation.

9.8 The Pledgor authorises the Security Trustee, if deemed necessary by the Security Trustee, to annotate on the share certificates representing the Pledged Shares the change in any or all of the Secured Contracts and/or in any or all of the Secured Obligations referred to in Paragraph 9.5.

9.9 Without prejudice to Paragraph 9.3 above, any cost incurred as a result of transfer or assignments of the rights arising under this Article 9, are for the account of the Pledgor.

10.      PLEDGOR'S UNDERTAKINGS

10.1     The Pledgor must, with reference to the Pledged Shares:

         10.1.1 without prejudice to Paragraph 9.3 above, from time to time and at any time, promptly and at its own expense enter into and execute any further documents and deeds and undertake all further actions (including making all filings and registrations) which are necessary and requested by the Security Trustee in order to create, perfect, protect and maintain the effectiveness of the pledge created by this Agreement or for the exercise of all rights, powers and remedies of the Security Trustee provided by or pursuant to this Agreement or by law and/or to facilitate the realisation of the Pledged Shares. For the avoidance of doubt, the undertaking in this Paragraph 10.1.1 shall include an undertaking by the Pledgor to enter into and execute any deeds of confirmation under Article 1232 of the Italian Civil Code which may be requested by the Security Trustee upon a change in all or any of the Secured Contracts or a change in all or any of the Secured Obligations;

         10.1.2 during the continuance of an Enforcement Event deliver to the Security Trustee a copy of any notice convening a shareholders' meeting of the Company, whether ordinary or extraordinary, at least 10 (ten) Business Days before the date the meeting is convened, together with all related attachments and any other notices related to the shareholders' meetings and sent by the Company to its shareholders;

         10.1.3 during the continuance of an Enforcement Event deliver to the Security Trustee a notice summarising the items on the proposed agenda of any total shareholders' meeting (assemblea totalitaria) of the Company, at least 5 (five) Business Days before the date scheduled for the meeting, which will be binding on the Pledgor after receipt of such notice by the Security Trustee;

         10.1.4 except as not expressly prohibited under the terms of the Indentures, not:

                  (a) create or permit to arise any mortgage, charge or lien or other security interest on the Pledged Shares or any interest in or part of the Pledged Shares; or

                  (b) sell or attempt to sell or otherwise dispose of the Pledged Shares or any interest in or part of the Pledged Shares.

         10.1.5 without prejudice and in addition to Article 8, grant in pledge in favour of the Security Trustee, under terms substantially equivalent to the terms of this Agreement, any additional shares of the Company which for any reason may be assigned to the Pledgor; and

         10.1.6 deliver to the Security Trustee, within 10 (ten) Business Days after the execution of this Agreement, a copy of a letter signed by the Company, in which the Company acknowledges the obligations created pursuant to this Agreement.

10.2 The costs arising as a result of the above-mentioned obligations will be borne by the Pledgor.

11.      ENFORCEMENT OF THE PLEDGE

11.1 The Pledgor accepts that at any time after the occurrence of an Enforcement Event or of a Bonding Facility Enforcement Event and the Security Trustee (acting on instructions received pursuant to the terms of the Security Trust and Intercreditor Deed) giving notice to the Issuer thereof and after five days from service of notice to the Pledgor in accordance with Article 2797, first paragraph, of the Italian Civil Code, the Security Trustee is authorised, in its absolute discretion, upon the terms and conditions set out under Clause 10 (Action and Enforcement Action) of the Security Trustee and Intercreditor Deed, to enforce the Transaction Security and therefore to sell the Pledged Shares in whole or in part, and in one or more stages, pursuant to Article 2797, last paragraph, of the Italian Civil Code. The Security Trustee, on behalf of the Secured Creditors, may also, in its absolute discretion, appoint a different credit institution to arrange the sale, or a financial brokerage company or any other specialised operator in the securities market, or proceed directly to a sale to third parties. A report of the terms of the sale effected as per above must however be delivered to the Pledgor.

11.2 The above is without prejudice to any other form of enforcement of the pledge or sale of shares as provided for by law, including, without limitation, the ability to request the assignment by way of payment of the Pledged Shares.

11.3 For the purposes of the above, the Pledgor accepts that the Security Trustee may represent each of the Secured Creditors with respect to any formalities relating to the enforcement of the pledge and the transfer of the Pledged Shares, and/or any related pre-emptive rights.

12.      SECURITY TRUSTEE

         The Pledgor acknowledges that The Law Debenture Trust Corporation p.l.c., as Security Trustee, is appointed as "mandatario con rappresentanza" under Clause 6.5 (Declaration of Trust and Appointment as Administrator (Italy)) of the Security Trust and Intercreditor Deed.

13.      RELEASE OF THE PLEDGE

         Upon full and final satisfaction of the Secured Obligations, upon expiry of any hardening period which may be applicable to the relevant payments (as provided above under Paragraph 4.1), or if previously, at the occurrence of the circumstances as specified in Clause 5.3 (Release of Transaction Security on Discharge of Secured Obligations) and Clause
         5.4 (Release of Transaction Security in Connection with Permitted Disposals) of the Security Trust and Intercreditor Deed, the pledge created by, and the obligations under, this Agreement will cease to be in full force and effect, all of the rights attached to the Pledged Shares will return to the Pledgor, and, at the request and cost of the Pledgor, the Security Trustee (in accordance with the terms and subject to the conditions and circumstances set out in the Security Trust and Intercrefitor Deed and without recourse to, or any representation or warranty by, the Security Trustee or any of its nominees) will consent to annotation of the cancellation of the pledge created by this Agreement in the Shareholders' Register of the Company by giving appropriate instructions to the Company, will return the share certificates relating to the Pledged Shares back to the Pledgor and will consent to the annotation of the release on the certificate representing the shares, provided that at the occurrence of the circumstances specified in Clause 5.4 (Release of Transaction Security in Connection with Permitted Disposal) of the Security Trust and Intercreditor Deed, the pledge created by, and the obligations under, this Agreement will cease to be in full force and effect only in respect of the Pledged Shares forming part of the Transaction Security (as defined in the Security Trust and Intercreditor Deed) so released pursuant to that clause and the Security Trustee's consent to the release of the pledge created by the Agreement will be limited to the assets so released.

14.      ELECTION OF DOMICILE AND NOTICES

14.1 For the purposes of this Agreement and of the security rights arising under this Agreement, the Pledgor elects domicile at the address referred to below. The Pledgor may be sent any communication relating to this Agreement and to the pledge rights created by this Agreement at the elected domicile, including notice of any legal proceedings and records of any judicial proceedings related to this Agreement and to the pledge created by this Agreement. Unless otherwise agreed upon, any notice or communication to be sent to any of the parties to this Agreement shall be made and delivered in accordance with the provisions of the Security Trust and Intercreditor Deed.

         If to the PLEDGOR:

         Marconi Holdings S.p.A.
         Via Lodovico Calda 5,
         16153 Genova
         Italy
         Attention: Presidente del Consiglio di Amministrazione

         Telephone: +39/010/6002861
         Fax: +39/010/6002928

         With copy to:
         Mr. Marco Arato
         Bonelli Erede Pappalardo - Studio Legale
         Viale Padre Santo, 5/8
         16122 Genova
         Italy
         Telephone: +39/010/84621
         Fax: +39/010/813849

         If to the COMPANY:

         Marconi Communications S.p.A.
         Via Lodovico Calda 5,
         16153 Genova
         Italy
         Attention: Presidente del Consiglio di Amministrazione
         Telephone: +39/010/6002861
         Fax: 010/6002928

         With a copy to:
         Mr. Marco Arato
         Bonelli Erede Pappalardo - Studio Legale
         Viale Padre Santo, 5/8
         16122 Genova
         Italy
         Telephone: +39/010/84621
         Fax: +39/010/813849

         If to the SECURITY TRUSTEE:

         Fifth Floor
         100 Wood Street
         London EC2V 7EX
         England
         Tel. +44/20/7606/5451
         Fax. +44/20/7696/5261

         To the attention of: Manager Trust Administration

15.      MISCELLANEOUS

15.1 No amendment to the provisions of this Agreement, or to the pledge created by this Agreement, and no waiver of the rights arising under this Agreement, will be effective unless the amendment or waiver is in writing and executed by the Pledgor and by the Security Trustee.

15.2 This Agreement is made in the English language only. However, where an Italian translation of a word or phrase appears in the text of this Agreement, the Italian translation of the word or phrase prevails.

16.      GOVERNING LAW AND JURISDICTION

16.1 This Agreement and the rights arising under the pledge created by this Agreement are governed by Italian law.

16.2 Unless otherwise provided for by mandatory law, the Court of Milan has the exclusive jurisdiction to hear any dispute arising between the parties out of this Agreement and the pledge created by this Agreement. Notwithstanding the foregoing, the right of the Secured Creditors to have recourse to any other competent judge pursuant to any applicable provision of law remains unprejudiced.

17.      EXPENSES, COSTS AND TAXES

17.1     EXPENSES

         The Pledgor shall, from time to time and promptly on demand by the Security Trustee, reimburse to the Security Trustee all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Security Trustee and any Delegate (provided that in relation to Paragraph 17.1.1 of this Article 17, such costs and expenses must be properly incurred) in connection with:

         17.1.1 the execution, release and discharge of this Agreement and the Security created or intended to be created in respect of the Pledged Shares and the perfection of the Security contemplated in this Agreement or in any such documents or forming part of the Security created or intended to be created in respect of the Pledged Shares;

         17.1.2 the actual or contemplated exercise, preservation and/or enforcement of any of the rights, powers and remedies of, or the performance of the duties and obligations of, the Security Trustee or any Delegate, or any amendment or waiver in respect of this Agreement;

         17.1.3   the foreclosure of any Pledged Shares; and

         17.1.4 the preservation and/or enforcement of the Security created or intended to be created in respect of the Pledged Shares,

         which shall carry interest from the date of such demand until so reimbursed at the rate and on the basis as mentioned in Clause 18.4 (Interest on Demands) of the Security Trust and Intercreditor Deed.

17.2     TAXES

         The Pledgor shall pay, promptly on demand of the Security Trustee all stamp, registration, notarial and other similar Taxes or fees paid or payable by the Security Trustee in connection with any action taken or contemplated by or on behalf of the Security Trustee for perfecting, enforcing, releasing, cancelling, reassigning or resolving any doubt concerning, or for any other purpose in relation to this Agreement any amendment thereto, any transfer and/or assignment of the rights and/or obligations under the same or the Security created or intended to be created in respect of the Pledged Shares and shall, from time to time, indemnify the Security Trustee promptly on demand against any liabilities, costs, claims and expenses resulting from any failure to pay by the Pledgor or any delay by any Pledgor in paying any such Taxes or fees.

17.3 This Agreement is subject to registration in "caso d'uso", as provided in Law No. 131 of April 26, 1986, as subsequently amended, as it is an agreement executed outside the Republic of Italy.

         London, 19 May 2003

M. SKELLY

MARCONI HOLDINGS S.P.A.
REPRESENTED BY: MARY SKELLY

R. D. RANCE

THE LAW DEBENTURE TRUST CORPORATION P.L.C.
SECURED CREDITOR AND SECURITY TRUSTEE
REPRESENTED BY: RICHARD DAVID RANCE

                                   SCHEDULE A1

  (Summary of Terms and Conditions of the Senior Note Indenture and the Senior
                                     Notes)

ISSUER:                    Marconi Corporation plc

CURRENCY:                  US Dollars

NOTIONAL AMOUNT:           US $ 717,139,584

ACCRUED INTEREST:          8 per cent. per annum, payable quarterly in arrears

LEGAL MATURITY DATE:       30 April 2008

DEPOSITORY:                The Bank of New York

ISSUE DATE:                19 May 2003

RATING:                    pending

GOVERNING LAW:             English

                         DESCRIPTION OF THE SENIOR NOTES

Each series of each tranche of the Senior Notes will initially be represented by one or more global notes in bearer form without interest coupons attached (each a "Global Senior Note" and together the "Global Senior Notes"). Title to the Global Senior Notes will pass by delivery. The holder of any certificate representing any series of any tranche of Senior Notes, including any Global Senior Note (the "holder"), is the person that has possession of the certificate, in the case of a bearer certificate, and the person in whose name the certificate is registered, in the case of a certificate in registered form.

The Global Senior Notes will be deposited on issue with The Bank of New York, as depositary (the "Depositary") pursuant to a Deposit Agreement. Under the Deposit Agreement, the Depositary will issue certificateless depositary interests to The Depositary Trust Company ("DTC") and certificated depositary interests (and, together with the certificateless depositary interests, "CDI" or "CDIs") to Euroclear and/or Clearstream, Luxembourg, which together represent a 100 per cent. interest in each underlying Global Senior Note. The CDIs will be registered in the name of Cede & Co., as nominee of DTC (with respect to CDIs issued to DTC) or the nominee of a common depositary for Euroclear and Clearstream, Luxembourg (with respect to CDIs issued to Euroclear and/or Clearstream, Luxembourg). Upon acceptance by DTC, Euroclear and/or Clearstream, Luxembourg of the CDIs for entry into their respective book-entry settlement systems, beneficial interests in the CDIs (the "Book-Entry Interests") will be issued by DTC, Euroclear and/or Clearstream, Luxembourg and traded through their respective book-entry systems.

The Book-Entry Interests will not be held in definitive form. Book-Entry Interests will be held by or through persons that have accounts with DTC, Euroclear and/or Clearstream, Luxembourg (the "direct participants") or persons that hold interests through direct participants (the "indirect participants" and, together with direct participants, "participants").

Ownership of the Book-Entry Interest will be shown on, and the transfer of ownership will be effected only through, records maintained in book-entry form by DTC, Euroclear, Clearstream, Luxembourg and their participants. Book-Entry Interests will be transferable only as units in the same authorized denominations as the Senior Notes of the series to which they correspond. Unless any series of the Senior Notes is exchanged in whole or in part for other securities of the Issuer, or the applicable Global Senior Note is exchanged for the Senior Notes in definitive register form (the "Definitive Registered Notes"), the CDIs representing notes of a series held by DTC, Euroclear and/or Clearstream, Luxembourg may not be transferred except as a whole between DTC, Euroclear and/or Clearstream, Luxembourg, a nominee of DTC, the nominee of a common depositary for Euroclear and Clearstream, or their respective successors.

So long as the Depositary or its nominee is the holder of the Global Senior Note(s) representing the Senior Notes of a series, the Depositary or its nominee will be considered the sole holder of the Global Senior Note(s) for all purposes under the Senior Note Indenture. Except in the limited circumstances when Definitive Registered Notes can be issued, described below, no participant or other person will be entitled to have the Senior Notes registered in its name, receive or be entitled to receive physical delivery of Definitive Registered Notes or be considered the owner or holder of the Senior Notes under the Senior
Note Indenture or the Deposit Agreement. Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Depositary and DTC, Euroclear and/or Clearstream, Luxembourg and, if the person is not a direct participant in DTC, Euroclear and/or Clearstream, Luxembourg, such person must rely on the procedure of the direct participant or other securities intermediary through which the person owns its interest, to exercise any rights and obligations of a holder under the Senior Note Indenture, the applicable series of Senior Notes or the Deposit Agreement.

So long as DTC, Euroclear and/or Clearstream, Luxembourg hold the CDIs representing the Senior Notes, the Book-Entry Interests (and corresponding Global Senior Notes) will not be exchangeable for Definitive Registered Notes except if:

     - DTC, Euroclear or Clearstream, Luxembourg notify the Depositary that it is unwilling or unable to continue to hold the CDI or CDIs, or if at any time DTC is unable to or ceases to be a clearing agency registered under the US Exchange Act, and in either case a successor to DTC is not appointed by the Depositary at the written request of the Issuer within 120 days;

     - The Depositary notifies the Issuer and the Senior Note Trustee that it is unwilling or unable to continue to act as Depositary, and the Issuer is unable to appoint a successor depositary within 120 days;

     - Upon request of DTC, Euroclear, Clearstream, Luxembourg, the Issuer or the Trustee, in the event that a winding up of the Issuer or an Event of Default under the Senior Note Indenture has occurred and is continuing;

     - Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holiday) or announces an intention permanently to cease business; or

Any Global Senior Note that is exchangeable pursuant to the above shall be exchangeable for Definitive Registered Notes of the same series bearing interest at the same rate, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable, the same Stated Maturity, redemption provisions, Relevant Currency and other terms and of different denominations aggregating a like amount as the Global Senior Note of the series so exchangeable.

                                   SCHEDULE A2

               (Summary of Terms and Conditions of the Junior Note
                         Indenture and the Junior Notes)

ISSUER:                    Marconi Corporation plc

CURRENCY:                  US Dollars

NOTIONAL AMOUNT:           USD $ 486,881,472

ACCRUED INTEREST:          10 per cent. per annum, or 12 per cent. if the Issuer
                           elects to pay interest in the form of PIK notes

LEGAL MATURITY DATE:       31 October 2008

DEPOSITORY:                The Bank of New York

ISSUE DATE:                19 May 2003

RATING:                    Pending

GOVERNING LAW:             English

                         DESCRIPTION OF THE JUNIOR NOTES

Each series of each tranche of the Junior Notes will initially be represented by one or more global notes in bearer form without interest coupons attached (each a "Global Junior Note" and together the "Global Junior Notes"). Title to the Global Junior Notes will pass by delivery. The holder of any certificate representing any series of any tranche of Junior Notes, including any Global Junior Note (the "holder"), is the person that has possession of the certificate, in the case of a bearer certificate, and the person in whose name the certificate is registered, in the case of a certificate in registered form.

The Global Junior Notes will be deposited on issue with The Bank of New York, as depositary (the "Depositary") pursuant to a Deposit Agreement. Under the Deposit Agreement, the Depositary will issue to The Depositary Trust Company ("DTC") certificateless depositary interests and certificated depositary interests (and, together with the certificateless depositary interests, the "CDI" or "CDIs") to Euroclear and/or Clearstream, Luxembourg CDIs, which together represent a 100 per cent. interest in each underlying Global Junior Note. The CDIs will be registered in the name of Cede & Co., as nominee of DTC (with respect to CDIs issued to DTC) or the nominee of a common depositary for Euroclear and Clearstream, Luxembourg (with respect to CDIs issued to Euroclear and/or Clearstream, Luxembourg). Upon acceptance by DTC, Euroclear and/or Clearstream, Luxembourg of the CDIs for entry into their respective book-entry settlement systems, beneficial interests in the CDIs (the "Book-Entry Interests") will be issued by DTC, Euroclear and/or Clearstream, Luxembourg and traded through their respective book-entry systems.

The Book-Entry Interests will not be held in definitive form. Book-Entry Interests will be held by or through persons that have accounts with DTC, Euroclear and/or Clearstream, Luxembourg

(the "direct participants") or persons that hold interests through direct participants (the "indirect participants" and, together with direct sparticipants, "participants").

Ownership of the Book-Entry Interest will be shown on, and the transfer of ownership will be effected only through, records maintained in book-entry form by DTC, Euroclear, Clearstream, Luxembourg and their participants. Book-Entry Interests will be transferable only as units in the same authorized denominations as the Junior Notes of the series to which they correspond. Unless any series of the Junior Notes is exchanged in whole or in part for other securities of the Issuer, or the applicable Global Junior Note is exchanged for the Junior Notes in definitive register form (the "Definitive Registered Notes"), the CDIs representing notes of a series held by DTC, Euroclear and/or Clearstream, Luxembourg may not be transferred except as a whole between DTC, Euroclear and/or Clearstream, Luxembourg, a nominee of DTC, the nominee of a common depositary for Euroclear and Clearstream, or their respective successors.

So long as the Depositary or its nominee is the holder of the Global Junior Note(s) representing the Junior Notes of a series, the Depositary or its nominee will be considered the sole holder of the Global Junior Note(s) for all purposes under the Junior Note Indenture. Except in the limited circumstances when Definitive Registered Notes can be issued, described below, no participant or other person will be entitled to have the Junior Notes registered in its name, receive or be entitled to receive physical delivery of Definitive Registered Notes or be considered the owner or holder of the Junior Notes under the Junior
Note Indenture or the Deposit Agreement. Accordingly, each person owning a Book-Entry Interest must rely on the procedures of the Depositary and DTC, Euroclear and/or Clearstream, Luxembourg and, if the person is not a direct participant in DTC, Euroclear and/or Clearstream, Luxembourg, such person must rely on the procedure of the direct participant or other securities intermediary through which the person owns its interest, to exercise any rights and obligations of a holder under the Junior Note Indenture, the applicable series of Junior Notes or the Deposit Agreement.

So long as DTC, Euroclear and/or Clearstream, Luxembourg hold the CDIs representing the Junior Notes, the Book-Entry Interests (and corresponding Global Junior Notes) will not be exchangeable for Definitive Registered Notes except if:

    - DTC, Euroclear or Clearstream, Luxembourg notify the Depositary that it is unwilling or unable to continue to hold the certificateless depositary interest or interests, or if at any time DTC is unable to or ceases to be a clearing agency registered under the US Exchange Act, and in either case a successor to DTC is not appointed by the Depositary at the written request of the Issuer within 120 days;

    - The Depositary notifies the Issuer and the Junior Note Trustee that it is unwilling or unable to continue to act as Depositary, and the Issuer is unable to appoint a successor depositary within 120 days;

    - Upon request of DTC, Euroclear, Clearstream, Luxembourg, the Issuer or the Trustee, in the event that a winding up of the Issuer or an Event of Default under the Junior Note Indenture has occurred and is continuing;

    - Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holiday) or announces an intention permanently to cease business; or

Any Global Junior Note that is exchangeable pursuant to the above shall be exchangeable for Definitive Registered Notes of the same series bearing interest at the same rate, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable, the same Stated Maturity, redemption provisions, Relevant Currency and other terms and of different denominations aggregating a like amount as the Global Junior Note of the series so exchangeable.

                                   SCHEDULE B

                                     PART I

     (List of the New Bonding Facility Banks and New Bonding Facility Agent)

NEW BONDING FACILITY BANKS

HSBC Bank plc, with registered office at 8 Canada Square, London E14 5HQ.

JPMorgan Chase Bank, acting through an office at Trinity Tower, 9 Thomas More Street, London E1W 1YT.

NEW BONDING FACILITY AGENT

HSBC Bank plc, with registered office at 8 Canada Square, London E14 5HQ.

                                     PART II

     (Summary of Terms and Conditions of the New Bonding Facility Agreement)

FACILITY: Multicurrency revolving facility

MAXIMUM AGGREGATE PRINCIPAL AMOUNTS: E50,000,000

INTEREST RATE: fronting fee of 0.10% per annum plus bonding fee of 0.50% per annum;

DEFAULT INTEREST: the default interest rate shall be the interest rate equal to the applicable LIBOR plus 2.0% per annum plus 0.50% per annum plus the applicable mandatory cost (if any) for successive interest period;

REPAYMENT: the availability period under the New Bonding Facility Agreement will end on the date which is 18 (eighteen) months after the Effective Date of the Scheme, provided that such availability period may be extended to a date which is up to 30 (thirty) months after the Effective Date of the Scheme, but, in each case, letters of credit which have been made available during such availability period may continue after the availability period has come to the end. When used in this Schedule, the terms "Effective Date" and "Scheme" shall have the meaning given to such terms in the New Bonding Facility Agreement.

                                   SCHEDULE C

                              (List Of Guarantors)

PART I

Marconi Communications Inc.

Marconi Networks Worldwide, Inc.

Marconi Communications Technology, Inc.

Marconi Communications Federal, Inc.

Marconi Acquisition Corp.

Marconi Intellectual Property (Ringfence) Inc.

Marconi Communications Limited, a private limited company incorporated under the laws of England and Wales

Marconi Communications Optical Networks Limited

Marconi Communications, S.A. de C.V.

Marconi Communications de Mexico, S.A. de C.V.

Marconi Communications Exportel, S.A. de C.V.

Administrativa Marconi Communications, S.A. de C.V.

Marconi Communications BV

Marconi Communications GmbH, a private company incorporated under the laws of Germany

Metapath Software International Limited

Mobile Systems International Holdings Limited

GPT Special Project Management Limited

Marconi Communications Limited, a private limited company incorporated under the laws of the Republic of Ireland

Marconi Communications International Limited

Marconi Communications China Limited

Marconi Communications International Investments Limited

Marconi Communications International Holdings Limited

Marconi Communications Investments Limited

Marconi Communications Holdings Limited

Marconi (Bruton Street) Limited

Marconi (DGP1) Limited

Marconi (DGP2) Limited

Marconi Bonding Limited

Marconi Optical Components Limited

Associated Electrical Industries Limited

English Electric Company Ltd

Marconi (Elliott Automation) Limited

Elliott-Automation Holdings Limited

Marconi Aerospace Unlimited

Marconi UK Intellectual Property Limited

Marconi (NCP) Limited

Highrose Limited

Marconi Inc.

Marconi Holdings, LLC

Marconi Communications North America Inc.

FS Holdings Corp.

FS Finance Corp.

Marconi Software International, Inc.

Metapath Software International (US), Inc.

Metapath Software International, Inc.

Marconi Intellectual Property (US), Inc.

Regents Place, Inc.

Marconi Communications Holdings GmbH

Marconi Communications GmbH, a private company incorporated under the laws of Switzerland

Marconi Communications Real Estate GmbH

Marconi Holdings S.p.A.

Marconi Communications S.p.A.

Marconi Sud S.p.A.

Marconi Australia Holdings Pty Limited

Marconi Australia Pty Limited

Marconi Communications Asia Limited

G.E.C. (Hong Kong) Limited

Bruton Street Overseas Investments Limited

PART II

Marconi Communications Inc.

Marconi Networks Worldwide, Inc.

Marconi Communications Technology, Inc.

Marconi Communications Federal, Inc.

Marconi Acquisition Corp.

Marconi Intellectual Property (Ringfence) Inc.

Marconi Communications Limited, a private limited company incorporated under the laws of England and Wales

Marconi Communications Optical Networks Limited

Marconi Communications, S.A. de C.V.

Marconi Communications de Mexico, S.A. de C.V.

Marconi Communications Exportel, S.A. de C.V.

Administrativa Marconi Communications, S.A. de C.V.

Marconi Communications BV

Marconi Communications GmbH, a private company incorporated under the laws of Germany

Metapath Software International Limited

Mobile Systems International Holdings Limited

GPT Special Project Management Limited

Marconi Communications Limited, a private limited company incorporated under the laws of the Republic of Ireland

Marconi Communications International Limited

Marconi Communications China Limited

Marconi Communications International Investments Limited

Marconi Communications International Holdings Limited

Marconi Communications Investments Limited

Marconi Communications Holdings Limited

Marconi (Bruton Street) Limited

Marconi (DGP1) Limited

Marconi (DGP2) Limited

Marconi Bonding Limited

Marconi Optical Components Limited

Associated Electrical Industries Limited

English Electric Company Ltd

Marconi (Elliott Automation) Limited

Elliott-Automation Holdings Limited

Marconi Aerospace Unlimited

Marconi UK Intellectual Property Limited

Marconi (NCP) Limited

Highrose Limited

Marconi Inc.

Marconi Holdings, LLC

Marconi Communications North America Inc.

Regents Place Inc.

FS Holdings Corp.

FS Finance Corp.

Marconi Software International, Inc.

Metapath Software International (US), Inc.

Metapath Software International, Inc.

Marconi Intellectual Property (US), Inc.

Regents Place, Inc.

Marconi Communications Holdings GmbH

Marconi Communications GmbH, a private company incorporated under the laws of Switzerland

Marconi Communications Real Estate GmbH

Marconi Holdings S.p.A.

Marconi Communications S.p.A.

Marconi Sud S.p.A.

Marconi Communications Telemulti Ltda

Marconi Australia Holdings Pty Limited

Marconi Australia Pty Limited

Marconi Communications Asia Limited

G.E.C. (Hong Kong) Limited

Bruton Street Overseas Investments Limited

                                   SCHEDULE D

                    (Form Of Endorsement By Way Of Security)

Il presente certificato azionario viene girato in pegno a favore di The Law Debenture Trust Corporation p.l.c., con sede a Fifth Floor, 100 Wood Street, Londra EC2V 7EX, Gran Bretagna; ciascun "Receiver"o "Delegate" (come definiti nel contratto denominato "Security Trust and Intercreditor Deed", come definito nel Contratto di Pegno); The Bank of New York, con sede a One Wall Street, New York, New York, 10286, USA; Law Debenture Trust Company of New York, con sede a 767 Third Avenue, 31st Floor, New York, New York, 10017, USA; JPMorgan Chase Bank, ufficio di Trinity Tower, 9 Thomas More Street, Londra, E1W 1YT, Gran Bretagna; HSBC Bank plc, con sede a City Corporate Banking Centre, 27-32 Poultry, Londra EC2P 2BX, Gran Bretagna; HSBC Bank plc, con sede a 8 Canada Square, Londra E14 5HQ, Gran Bretagna; e loro successori, cessionari ed aventi causa, ai sensi del contratto di pegno sottoscritto in data 19 maggio 2003 (il "CONTRATTO DI PEGNO"), a garanzia delle Obbligazioni Garantite (Secured Obligations, come ivi definite) di ciascuno dei Creditori Garantiti (Secured Creditors, come ivi definiti), in base ai contratti descritti in tale scrittura, ed ivi identificati quali Rapporti Garantiti (Secured Contracts). Il Contratto di Pegno e depositato agli atti della societa Marconi Communications S.p.A. Il presente certificato viene consegnato a The Law Debenture Trust Corporation p.l.c. in veste di "Security Trustee" e depositario per conto dei Creditori Garantiti (Secured Creditors) ai sensi dell'art. 2786 codice civile.

                                   SCHEDULE E

                (Form Of Annotation On The Shareholders' Ledger)

                                                               N. [ - ] - [DATA]

                              COSTITUZIONE DI PEGNO

Si da atto che in forza del contratto per la costituzione di pegno su azioni sottoscritto in data 19 maggio 2003 in Londra, conservato in atti della Societa (il "CONTRATTO DI PEGNO"):

Marconi Holdings S.p.A. (il "COSTITUENTE"), con sede in Genova, titolare di N.
1.000.000 azioni della Marconi Communications S.p.A. (la "SOCIETA"), aventi valore nominale complessivo di Euro 15.000.000,00 e rappresentanti in totale il 100% del capitale sociale della Societa, ha costituito in pegno a favore di The Law Debenture Trust Corporation p.l.c., con sede a Fifth Floor, 100 Wood Street, Londra EC2V 7EX, Gran Bretagna; ciascun "Receiver"o "Delegate" (come definiti nel contratto denominato "Security Trust and Intercreditor Deed", come definito nel Contratto di Pegno); The Bank of New York, con sede a One Wall Street, New York, New York, 10286, USA; Law Debenture Trust Company of New York, con sede a 767 Third Avenue, 31st Floor, New York, New York, 10017, USA; JPMorgan Chase Bank, ufficio di Trinity Tower, 9 Thomas More Street, Londra, E1W 1YT, Gran Bretagna; HSBC Bank plc, con sede a City Corporate Banking Centre, 27-32 Poultry, London EC2P 2BX, England; HSBC Bank plc, con sede a 8 Canada Square, Londra E14 5HQ, Gran Bretagna e loro successori, cessionari ed aventi causa, N.
1.000.000 azioni di sua proprieta, nel loro insieme costituenti una partecipazione pari al 100% del capitale sociale della Societa (le "AZIONI COSTITUITE IN PEGNO"), a garanzia del corretto e puntuale adempimento dei crediti ivi definiti come Obbligazioni Garantite (Secured Obligations).

Il pegno di cui al Contratto di Pegno si estendera a tutte le azioni di spettanza del Costituente o dei suoi aventi causa come risultanti da ogni aumento di capitale gratuito o a pagamento sottoscritto dal Costituente.

I diritti di voto ed ai dividendi relativi alle Azioni Costituite in Pegno rimarranno in capo al Costituente, ma verranno trasferiti ai titolari dei diritti di pegno, nelle circostanze di cui all'Articolo 7 del Contratto di Pegno.

____________________

UN AMMINISTRATORE

                                   SCHEDULE F

                          (Form Of Ticket Of Admission)

                               [Letterhead of [-]]

To:      [-]
         [-]
         [-]
         [-]

                                ADMISSION TICKET

relating to the [Ordinary]/[Extraordinary] shareholders' meeting of Marconi Communciations S.p.A. (the "COMPANY") to be held on:

     -    [-] at [-] [a.m.]/[p.m.] for the first summoning;

     -    [-] at [-] [a.m.]/[p.m.] for the second summoning,

to take place at [-], in [-]

issued in relation to:

No. 1,000,000 ordinary shares with a nominal value of Euro 15.00 and for a total nominal value of Euro 15,000,000.00 (the "SHARES"), which have been granted in pledge pursuant to a pledge agreement entered into on 19 May 2003 by and between Marconi Holdings S.p.A., as pledgor, The Law Debenture Trust Corporation p.l.c., as security trustee of the financial entities indicated in the pledge agreement as secured creditors, and the Company (the "PLEDGE AGREEMENT").

We hereby confirm that the Shares are kept in custody by [-], with registered office at [-], in its capacity as custodian of the Shares for the purposes of
Article 2786 of the Civil Code, pursuant to the Pledge Agreement.

Date: ______________

____________________________

for [-]

Spett.le

[-]
[-]
[-]
[-]

                             BIGLIETTO DI AMMISSIONE

Relativo all'Assemblea [Ordinaria]/[Straordinaria] di [?] (la "SOCIETA"), convocata per le seguenti date:

    -    [-], alle ore [-] in prima convocazione;

    -    [-] alle [-] in seconda convocazione,

da tenersi presso [-],

emesso in relazione a:

No. 1.000.000 azioni ordinarie dal valore nominale pari ad Euro 15,00 e per un valore nominale complessivo pari ad Euro 15.000.000,00 (le "AZIONI"), le quali sono state costituite in pegno ai sensi di un contratto per la costituzione di pegno sottoscritto in data 19 maggio 2003 tra Marconi Holdings S.p.A., in qualita di costituente, The Law Debenture Trust Corporation p.l.c., in qualita di rappresentante comune degli enti finanziari ivi indicati come creditori pignoratizi, e la Societa (il "CONTRATTO DI PEGNO").

Con il presente biglietto di ammissione confermiamo che, a far data dal [-], le Azioni sono tenute in custodia da [-], con sede in [-], in qualita di custode delle Azioni ai fini dell'Articolo 2786 del Codice Civile, ai sensi del Contratto di Pegno.

Data: ______________

------------------------------

per [-]